UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced on December 9, 2015, CSX Corporation (the “Company”) is transferring the listing of its common stock, $1 par value per share, from the New York Stock Exchange (the “NYSE”) at the close of trading on December 21, 2015 to the Nasdaq Global Select Market (“Nasdaq”) effective as of the opening of trading on December 22, 2015. In connection with that transfer, on December 9, 2015, the Board of Directors (the “Board”) of the Company approved amendments to Sections 2, 3 and 4 of Article III of the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendments to the Bylaws replace references to the NYSE with references to Nasdaq. The amendments to the Bylaws will be effective as of December 22, 2015.

The preceding description of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being filed as part of this report:

3.2	Amended and Restated Bylaws of CSX Corporation, effective December 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title:	Executive Vice President, Law and Public Affairs, General Counsel and Corporate Secretary

DATE: December 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of CSX Corporation, effective December 22, 2015